                                                                    EXHIBIT 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                     The  Predecessor                                       The  Company
------------------------------------------------------------------------------------------------    ------------------------------
                            Year          1/1/93         3/1/93          Year          1/1/95         9/8/95          Year
                            Ended         Through        Through         Ended         Through        Through         Ended
                          12/31/92        2/28/93       12/31/93       12/31/94        9/8/95         6/30/96        6/30/97
------------------------------------------------------------------------------------------------    ------------------------------
                                                     (in thousands)                                         (in thousands)
Earnings:
   Pretax income from
      continuing
      operations         $   (5,385)    $   (2,186)    $   (4,908)    $   (5,947)    $   (5,485)    $    5,057     $    5,885
   Total fixed charges        4,439            853          2,846          3,636          2,963          1,375          5,343
                         ----------     ----------     ----------     ----------     ----------     ----------     ----------
      Total Earnings (1) $     (946)    $   (1,333)    $   (2,062)    $   (2,311)    $   (2,522)    $    6,432     $   11,228
                         ----------     ----------     ----------     ----------     ----------     ----------     ----------
                         ----------     ----------     ----------     ----------     ----------     ----------     ----------

Fixed Charges:
   Interest expense,
      including
      amortization
      of deferred
      financing fees     $    3,728     $      725     $    2,182     $    3,170     $    2,576     $      687     $    4,179
   Interest element
      of rentals (2)            711            128            664            466            387            688          1,164
                         ----------     ----------     ----------     ----------     ----------     ----------     ----------
      Total Fixed
        Charges (1)      $    4,439     $      853     $    2,846     $    3,636     $    2,963     $    1,375     $    5,343
                         ----------     ----------     ----------     ----------     ----------     ----------     ----------
                         ----------     ----------     ----------     ----------     ----------     ----------     ----------

Ratio of Earnings to
   Fixed Charges                 --             --             --             --             --           4.68           2.10

Dollar Deficiency
   of Earnings to
   Fixed Charges (3)         (5,385)        (2,186)        (4,908)        (5,947)        (5,485)             -              -



                          Proforma    The Company    Pro Forma   The Company     Pro Forma
----------------------  -----------   -----------   -----------  ------------   -----------
                            Year        7/1/96        7/1/96        7/1/97        7/1/97
                           Ended        Through       Through       Through       Through
                          6/30/97       9/26/96       9/26/96       9/25/97       9/25/97
----------------------  -----------   -----------   -----------  ------------   -----------
                        (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)
Earnings:
  Pretax income from
     continuing
     operations         $   5,238         (1,580)       (5,744)       (6,712)       (7,890)
  Total Fixed Charges      11,955            535         2,690         3,017         3,466
                        ---------     ----------    ----------   -----------    ----------
     Total Earnings     $  17,193     $   (1,045)   $   (3,054)  $    (3,695)   $   (4,424)
                        ---------     ----------    ----------   -----------    ----------
                        ---------     ----------    ----------   -----------    ----------

Fixed Charges:
  Interest expense,
     including
     amortization
     of deferred
     financing fees        10,378            133         2,138         2,392         2,798
  Interest element
     of rentals             1,577            402           552           625           668
                        ---------     ----------    ----------   -----------    ----------
     Total Fixed
       Charges          $  11,955     $      535    $    2,690   $     3,017    $    3,466
                        ---------     ----------    ----------   -----------    ----------
                        ---------     ----------    ----------   -----------    ----------

Ratio of Earnings to
   Fixed Charges             1.44           --            --            --            --

Dollar Deficiency
   of Earnings to
   Fixed Charges             --           (1,580)       (5,744)       (6,712)       (7,890)

Note:

1. In computing the ratio of earnings to fixed charges: (a) "earnings" have been based on income from continuing operations before income taxes and fixed charges and (b) "fixed charges" consists of interest expense, including amortization of deferred financing fees and the estimated interest portion of rents.

2. The interest portion of rent expense was assumed to be one-third of the total rental expense.

3. For the year ended December 31, 1992, the periods from January 1, 1993 through February 28, 1993 and March 1, 1993 through December 31, 1993, the year ended December 31, 1994 and the period January 1, 1995 through September 8, 1995, earnings are inadequate to cover fixed charges.

4. On February 28, 1993, and September 8, 1995 changes in ownership occurred which resulted in a change in basis of accounting. The ownership changes were accounted for under the purchase method.

5. Supplemental pro forma information is included for the year ended June 30, 1997 and the period from July 1, 1997 through September 25, 1997 to reflect the recapitalization of the Company, all of the acquisitions and the effects from the Unit Offering all as if they occurred on the first day of the period presented.

                                                                                          Supplemental
                                                                          Supplemental      Pro forma
                                                                            Pro forma        07/01/97
                                                                            Year Ended        through
                                                                             06/30/97         09/25/97
                                                                          -------------  --------------
                                                                           (Unaudited)     (Unaudited)
Earnings:
  Pretax income from continuing operations                                   $ 3,612        $ (7,963)
  Total Fixed Charges                                                         13,581           3,539
                                                                             -------        --------
    Total Earnings (1)                                                       $17,193        $ (4,424)
                                                                             -------        --------
                                                                             -------        --------

Fixed Charges:
  Interest expense, including amortization of deferred financing fees         12,004           2,871
  Interest element of rentals (2)                                              1,577             668
    Total Fixed Charges (1)                                                  $13,581        $  3,539
                                                                             -------        --------
                                                                             -------        --------

Redeemable Preferred Stock:
  Dividends                                                                    5,200           1,300
  Accretion to liquidation value                                                 750             188
                                                                             -------        --------
                                                                               5,950           1,488
                                                                             -------        --------
                                                                             -------        --------
Gross up (Dividends) to pretax on 45% effective tax rate                     $10,205        $  2,552
                                                                             -------        --------
                                                                             -------        --------
Redeemable Common Stock:
  Accretion to liquidation value                                             $   250        $     62
                                                                             -------        --------
                                                                             -------        --------
Ratio of Earnings to Fixed Charges                                              1.27              --

Dollar Deficiency of Earnings to Fixed Charges                                              $ (7,963)

Ratio of Earnings to Fixed Charges, Redeemable                                    --               --
  Preferred Dividends and Accretion to Liquidation Value,
   and Redeemable Common Stock Accretion to Liquidation Value

Dollar Deficiency of Earnings to Fixed Charges, Redeemable
  Preferred Dividends and Accretion to Liquidation Value,
  and Redeemable Common Stock Accretion to Liquidation Value                $(6,843)        $(10,577)

Note:

1. In computing the ratio of earnings to fixed charges: (a) "earnings" have been based on income from continuing operations before income taxes and fixed charges and (b) "fixed charges" consists of interest expense, including amortization of deferred financing fees and the estimated interest portion of rents.

2. The interest portion of rent expense was assumed to be one-third of the total rental expense.

3. For the year ended December 31, 1992, the periods from January 1, 1993 through February 26, 1993 and March 1, 1993 through December 31, 1993, and year ended December 31, 1994 and the period January 1, 1995 through September 8, 1995, earnings are inadequate to cover fixed charges.

4. On February 28, 1993, and September 8, 1995 changes in ownership occurred which resulted in a change in basis of accounting. The ownership changes were accounted for under the purchase method.

5. Supplemental pro forma information is included for the year ended June 30, 1997 and the period from July 1, 1997 through September 25, 1997 to reflect the recapitalization of the Company, all of the acquisitions and the effects from the Unit Offering all as if they occurred on the first day of the period presented.